EXHIBIT 10(b)



      INDEPENDENT AUDITORS  CONSENT

      We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 2-89550 of FutureFunds Series Account of
   Great-
      West  Life &  Annuity Insurance  Company of  our reports  on FutureFunds
   Series
      Account  dated  February  7, 1997  and  on  Great-West  Life  &  Annuity
   Insurance
      Company dated January 25, 1997, and to the reference to us under the heading Independent Auditors appearing in the Statement of Additional Information, which is a part of such Registration Statement.



      /S/ DELOITTE & TOUCHE LLP
      DELOITTE & TOUCHE LLP

      Denver, Colorado
      April 29, 1997
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